Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statements Nos. 333-191729 and 333-145986 on Form S-8 of our report dated June 11, 2014, with respect to the financial statements, which appears in Rocky Mountain Chocolate Factory, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2014.

/s/ EKS&H LLLP

March 2, 2015

Denver, Colorado